UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

SYMMETRY MEDICAL INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-32374	35-1996126
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3724 N State Road 15, Warsaw, Indiana 46582
(Address of Principal executive offices, including Zip Code)

(574) 268-2252
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters of a Vote of Security Holders

The Annual Meeting of Shareholders of Symmetry Medical, Inc. was held on Friday, April 30, 2010.  The Board of Directors fixed the close of business on March 3, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof.  On this record date, there were outstanding and entitled to vote 35,839,550 shares of Common Stock.  There were two issues proposed for vote by the stockholders.

Proposal 1- Election of Class II Directors.  Voting for the Class II Directors elected to serve for a term of three years is summarized as follows:

James S. Burns
Total Votes in Favor	30,604,887
Total Votes Withheld	1,027,977
Total Non Votes	1,195,183

Craig B. Reynolds
Total Votes in Favor	30,669,105
Total Votes Withheld	963,759
Total Non Votes	1,195,183

Proposal 2 – Ratification and Approval of the appointment of the firm of Ernst & Young LLP as independent auditors of the Company for Fiscal 2010.  Voting on this proposal is summarized as follows:

Total Votes in Favor	31,523,222
Total Votes Against	1,260,032
Total Abstained:	44,793

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Symmetry Medical Inc.

/s/ Fred L. Hite
Date: May 4, 2010	Name: Fred L. Hite
Title: Chief Financial Officer